EXHIBIT 99.1

3D Systems Reports First Quarter 2015 Results

ROCK HILL, S.C., May 6, 2015 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the first quarter of 2015.

For the quarter ended March 31, 2015, the company reported revenue of $160.7 million, an increase of 9% over the comparable quarter in 2014, or a 17% increase on a constant currency basis. The company reported a GAAP loss of $0.12 per share and non-GAAP earnings of $0.05 per share.

The company believes that negative currency headwinds and demand weakness attributed to several other macroeconomic factors resulted in lower than expected purchases of its 3D printers and materials by aerospace, automotive and healthcare customers during the quarter. Furthermore, the company reported that certain metal and nylon applications and performance issues delayed its ability to sell additional printers during the first quarter of 2015. Combined, these factors reduced sales of the company's design and manufacturing printers and materials and resulted in a decline in organic revenue of 7% compared to total revenue in the first quarter of 2014.

"We were surprised and disappointed by the abrupt interruption in customer demand late in the quarter from several economic factors that we believe caused many of our customers to defer their planned investments," said Avi Reichental, President and Chief Executive Officer, 3DS. "However, we believe the fundamentals of our business model and the strength of our portfolio are intact, and we are encouraged to see certain OEMs resuming purchasing activities they deferred during the first quarter."

First Quarter Revenue Highlights (compared to first quarter 2014)

  Direct metals printers revenue increased 39% on a 46% increase in units sold
  Healthcare revenue increased 38% despite delayed purchases of 3D printers
  Consumer revenue grew 65% on a 169% increase in consumer printers sold
  Services revenue increased 31%, driven by healthcare and software services

The aforementioned factors held EMEA revenue growth to only 2% over the first quarter of the previous year, and compressed APAC revenue 20% from the comparable quarter, primarily on weaker Japanese demand. Revenue from the Americas increased 27% over the first quarter 2014 on rising demand for the company's expanding products and services.

"We are pleased that several of our categories and verticals continued to perform well, despite the acute investment pause by customers that we experienced towards the end of the first quarter," continued Reichental.

For the first quarter of 2015, gross profit margin increased sequentially to 49.1%, despite drag from lower revenue and adverse rate and mix within categories. The company used $0.9 million of cash in operations during the quarter and had $199.9 million of cash at the end of March, after paying $78 million for the acquisition of Cimatron.

First quarter operating expenses increased 46% from the prior year's quarter to $97 million, including a 52% increase in SG&A costs and a 29% increase in R&D expenses. Cash operating expenses increased 10% sequentially, primarily from acquisitions.

The company reported a GAAP net loss of $13.2 million, or $0.12 loss per share, and non-GAAP net income of $5.2 million, or $0.05 earnings per share, for the first quarter of 2015.

Business Highlights

Following a period of stepped-up investments, the company has shifted its focus to fine-tuning and leveraging its comprehensive portfolio of products and services in 3D digital fabrication. Thus far, the company:

  Continued construction of its new 70,000 square foot healthcare facility in Littleton, CO, to support its expanding portfolio and increasing demand for its personalized healthcare products and services;

  Completed the installation and startup of its continuous, high-speed 3D printer in its Wilsonville, OR facility and is working with customers to qualify next generation manufacturing applications for the platform;

  Progressed on its various channel productivity and coverage initiatives; and

  Expanded its fleet of Quickparts direct metal and selective laser sintering 3D printers.

During 2015, the company continued to add synergistic technology, domain expertise and complementary sales channels through its strategic investments, including:

  Completing the acquisition of Cimatron in February 2015, strengthening the company's 3D digital design and fabrication portfolio; and

  Acquiring Easyway, providing the company with a strong platform to scale its custom manufacturing operations and multiplex its 3D printing reseller coverage within China.

Management believes that its ongoing investments are sufficient to support its growth plans and expects to keep its 2015 capital expenditures to approximately $25 million. The company plans to substantially moderate its M&A activities for the remainder of this year as it has shifted its focus towards leveraging recently acquired assets that it expects will result in operating expense reductions in the second half of 2015.

"While current conditions may indicate an industry-level pause, we are pleased to note that several weeks into the second quarter, our bookings are ahead of the same period in the first quarter," continued Reichental.

2015 Guidance

Given marketplace uncertainties, management believes it is prudent at this time to withdraw the company's previously issued annual guidance for 2015. Management continues to rigorously assess the macroeconomic environment and customer demand and plans to provide an update regarding guidance when management has more clarity that sector conditions have stabilized.

"While the current economic climate interfered with our planned cadence for 2015, we believe that the fundamentals of our business and the strength of our portfolio are intact. We remain optimistic about the market opportunities ahead and are fast tracking our planned integration, productivity and efficiency measures without impairing future growth," concluded Reichental.

Final Results Q1 Conference Call and Webcast

The company expects to release final first quarter results and to file its Form 10-Q with the Securities and Exchange Commission on May 6, 2015. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, May 6, 2015, at 8:30 a.m. Eastern Time.

Date: Wednesday, May 6, 2015

Time: 8:30 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:

Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

The recorded webcasts will be available beginning approximately two hours after each live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company, including but not limited to, statements about management's expectations regarding the company's performance, initiatives and strategies. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 3D Systems undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems

3D Systems provides the most advanced and comprehensive 3D digital design and fabrication solutions available today, including 3D printers, print materials and cloud-sourced custom parts. Its powerful ecosystem transforms entire industries by empowering professionals and consumers everywhere to bring their ideas to life using our vast material selection, including plastics, metals, ceramics and edibles. 3DS' leading personalized medicine capabilities save lives and include end-to-end simulation, training and planning, and printing of surgical instruments and devices for personalized surgery and patient specific medical and dental devices. Its democratized 3D digital design, fabrication and inspection products provide seamless interoperability and incorporate the latest immersive computing technologies. 3DS' products and services disrupt traditional methods, deliver improved results and empower our customers to manufacture the future now.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.

  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.

  3DS invented the ColorJet Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.

  3DS invented MultiJet Printing (MJP) printers and was the first to commercialize it in 1996.

  3DS Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3dsystems.com.

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Quarter Ended March 31, 2015 and 2014
	Quarter Ended March 31,
(in thousands, except per share amounts)	2015	2014
Revenue:
Products	$ 99,822	$ 101,194
Services	60,900	46,564
Total revenue	160,722	147,758
Cost of sales:
Products	50,476	46,816
Services	31,262	25,470
Total cost of sales	81,738	72,286
Gross profit	78,984	75,472
Operating expenses:
Selling, general and administrative	74,292	48,720
Research and development	22,216	17,235
Total operating expenses	96,508	65,955
Income (loss) from operations	(17,524)	9,517
Interest and other expense, net	2,567	1,048
Income (loss) before income taxes	(20,091)	8,469
Provision (benefit) for income taxes	(6,943)	3,559
Net income (loss)	(13,148)	4,910
Less net income attributable to noncontrolling interests	33	33
Net income (loss) attributable to 3D Systems Corporation	$ (13,181)	$ 4,877

Other comprehensive income (loss):
Pension adjustments, net of taxes	$ 265	$ 19
Foreign currency translation loss	(20,957)	(13)
Other comprehensive income (loss)	(20,692)	6
Less foreign currency translation gain (loss) attributable to noncontrolling interests	(125)	26
Other comprehensive loss attributable to 3D Systems Corporation	(20,567)	(20)

Comprehensive income (loss)	(33,840)	4,916
Less comprehensive income (loss) attributable to noncontrolling interests	(92)	59
Comprehensive income (loss) attributable to 3D Systems Corporation	$ (33,748)	$ 4,857

Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$ (0.12)	$ 0.05

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
March 31, 2015 and December 31, 2014
	March 31,	December 31,
(in thousands, except par value)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$ 199,896	$ 284,862
Accounts receivable, net of allowance for doubtful accounts of $13,275 (2015) and $10,300 (2014)	153,107	168,441
Inventories, net	114,602	96,645
Prepaid expenses and other current assets	21,247	15,769
Current deferred income tax asset	18,755	14,973
Total current assets	507,607	580,690
Property and equipment, net	82,737	81,881
Intangible assets, net	293,481	251,561
Goodwill	607,570	589,537
Long term deferred income tax asset	878	816
Other assets, net	21,154	21,485
Total assets	$ 1,513,427	$ 1,525,970
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt and capitalized lease obligations	$ 563	$ 684
Accounts payable	58,717	64,378
Accrued and other liabilities	54,426	44,219
Customer deposits	7,898	6,946
Deferred revenue	37,769	32,264
Total current liabilities	159,373	148,491
Long term portion of capitalized lease obligations	8,581	8,905
Long term deferred income tax liability	31,388	30,679
Other liabilities	33,756	34,898
Total liabilities	233,098	222,973
Redeemable noncontrolling interests	8,872	8,872
Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 112,301 (2015) and 112,233 (2014)	112	112
Additional paid-in capital	1,256,452	1,245,462
Treasury stock, at cost: 421 shares (2015) and 709 shares (2014)	(228)	(374)
Accumulated earnings	58,943	72,124
Accumulated other comprehensive income (loss)	(44,973)	(24,406)
Total 3D Systems Corporation stockholders' equity	1,270,306	1,292,918
Noncontrolling interests	1,151	1,207
Total stockholders' equity	1,271,457	1,294,125
Total liabilities and stockholders' equity	$ 1,513,427	$ 1,525,970

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Quarter Ended March 31, 2015 and 2014
	Quarter Ended March 31,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income (loss)	$ (13,148)	$ 4,910
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Benefit of deferred income taxes	(10,254)	(7,610)
Depreciation and amortization	19,470	12,486
Non-cash interest on convertible notes	—	95
Provision for bad debts	2,881	1,341
Stock-based compensation	10,329	7,276
Loss on the disposition of property and equipment	253	286
Changes in operating accounts:
Accounts receivable	17,986	(11,402)
Inventories	(20,011)	(13,034)
Prepaid expenses and other current assets	(2,784)	(7,375)
Accounts payable	(5,815)	4,267
Accrued and other liabilities	(4,373)	8,273
Customer deposits	1,070	976
Deferred revenue	2,535	(396)
Other operating assets and liabilities	924	215
Net cash provided by (used in) operating activities	(937)	308
Cash flows from investing activities:
Purchases of property and equipment	(3,693)	(3,551)
Additions to license and patent costs	(203)	(210)
Cash paid for acquisitions, net of cash assumed	(77,984)	(2,000)
Other investing activities	(600)	(100)
Net cash used in investing activities	(82,480)	(5,861)
Cash flows from financing activities:
Tax benefits from share-based payment arrangements	447	5,448
Proceeds from exercise of stock options and restricted stock, net	360	484
Repayment of capital lease obligations	(176)	(44)
Net cash provided by financing activities	631	5,888
Effect of exchange rate changes on cash	(2,180)	53
Net increase (decrease) in cash and cash equivalents	(84,966)	388
Cash and cash equivalents at the beginning of the period	284,862	306,316
Cash and cash equivalents at the end of the period	$ 199,896	$ 306,704

3D Systems Corporation
Schedule 1
Earnings (Loss) Per Share
Quarter Ended March 31, 2015 and 2014
	Quarter Ended March 31,
(in thousands, except per share amounts)	2015	2014
Numerator for basic and diluted net earnings per share:
Net income (loss) attributable to 3D Systems Corporation	$ (13,181)	$ 4,877

Denominator for basic and diluted net earnings per share:
Weighted average shares	111,731	103,546

Earnings (loss) per share, basic and diluted	$ (0.12)	$ 0.05

Interest expense excluded from diluted earnings per share calculation (a)	$ —	$ 156
5.50% Convertible notes shares excluded from diluted earnings per share calculation (a)	—	876

(a) Average outstanding diluted earnings per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter Ended March 31, 2015 and 2014
	Quarter Ended March 31,
(in thousands, except per share amounts)	2015	2014
GAAP net income (loss) attributable to 3D Systems Corporation	$ (13,181)	$ 4,877
Cost of sales adjustments:
Amortization of intangibles	75	65
Operating expense adjustments:
Amortization of intangibles	14,441	9,128
Acquisition and severance expenses	3,240	990
Non-cash stock-based compensation expense	10,329	7,276
Interest and other expense adjustments:
Non-cash interest expense	—	96
Tax effect (a)	(9,705)	(7,373)
Non-GAAP net income	$ 5,199	$ 15,059

Non-GAAP basic and diluted earnings per share	$ 0.05	$ 0.15
(a) Tax effect is calculated quarterly, based on the actual tax rate for each quarter
CONTACT: Investor Contact: Stacey Witten
         Email: Investor.relations@3dsystems.com

         Media Contact: Wendy Pinckney
         Email: Press@3dsystems.com